Exhibit 99

Savoy Announces Beijing Gold Show, Work Planning, Private Placement

    DENVER--(BUSINESS WIRE)--Nov. 12, 2004--Savoy Resources Corp.
(SVYR:OTCBB):

    About Savoy

    Savoy Resources Corp. (OTCBB:SVYR) is a precious metals and mineral exploration and mining company. Through our joint venture company, the Heilongjiang Savoy Resources Co., Ltd., in partnership with the First Institute of Geology and Exploration of Heilongjiang Province, China, Savoy Resources Corp. holds sole mineral rights to the Shishan Forest Gold Property and access to the exploration and development of all minerals in Heilongjiang Province.
    Savoy, through its joint venture partnership, has the right of first refusal to explore and develop any mineral properties in the entire province. With complete access to a geological database that identifies precious and base metals, diamonds and other natural resources, Savoy is selecting opportunities in coordination with the Institute. The database, developed over the past 50 years, includes comprehensive geological, geochemical, geophysical and drilling data, as well as pre-feasibility and feasibility studies for mining on identified properties. To date, the Institute has reported the discovery of 120 deposits with 48 types of minerals, including high-grade gold, silver, copper, iron, coal, coal bed methane and diamonds.

    Work Program Plans in China

    During the next several weeks, Savoy's senior management is participating in strategy, operations and budgeting sessions with leaders of the Institute in Mudanjiang, Heilongjiang province. The Company expects to finalize plans for its active entry into the Chinese mining sector, setting operational priorities, mining criteria, timetables and budget parameters. Gold bearing properties are of particular interest.

    Private Placement

    Savoy has closed a private placement of 5,000,000 units at $0.12 per unit for gross proceeds of $600,000. Each unit consists of one share of common stock and one Series A warrant exercisable to purchase one share of common stock at $0.20 for a period of 3 years and one Series B warrant exercisable to purchase one-half share of common stock at $0.40 for a period of 4 years. The funds will assist Savoy in developing and implementing its business plans in China.

    Beijing Gold Show

    The Company's senior management will be attending the China Mining 2004 Conference in Beijing beginning November 15 where meetings will be held with prospective Joint Venture partners. Further details of the China Mining 2004 Conference held in Beijing can be found at http://www.miningnews.net/eventdetail.asp?eventid=1163

    /s/ Robert Slavik
    Robert Slavik, President, CEO
    On Behalf of the Board of Directors
    Savoy Resources Corp.

    Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as Savoy "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Although Savoy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that the expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and Savoy does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
    For more information regarding Savoy please contact the Company at info@savoyresources.com or North America toll free 800-507-2869.

    CONTACT: Savoy Resources Corp.
             Therese Ramond, 800-507-2869
             info@savoyresources.com